Exhibit 10.1

Form of Cancellation Agreement

The undersigned is an employee of or consultant to T5 Corp. and has received the number of shares of Common Stock set forth below pursuant to the 2012 Stock Incentive Plan (the “Shares”).   I agree to cancel the Shares and to accept in exchange a number of shares of restricted Common Stock equal to 120% of the number of Shares (the “Restricted Shares”).  I agree that the Restricted Shares shall be subject to the following vesting provision.  The Restricted Shares will vest on July 1, 2013 so long as I am an employee or consultant of T5 Corp. on such date.  The certificates representing the Restricted Shares will be held by T5 Corp. until satisfaction of the vesting period.  I agree that the Restricted Shares may not be sold, transferred, conveyed, hypothecated, pledged, or otherwise disposed of in any manner during the vesting period.

______________________________________
Name

Number of Shares:                                __________

Number of Restricted Shares: ________________